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                             SOFTWARE LICENSE AGREEMENT



                                      BETWEEN


                           FRIENDLY ICE CREAM CORPORATION
                                  1855 Boston Road
                          Wilbraham, Massachusetts   01095


                                        AND


                             FRIENDCO RESTAURANTS, INC.
                               1657 Crofton Boulevard
                             Crofton, Maryland   21114





                                       DATED

                                 July ____, 1997




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                                  TABLE OF CONTENTS

                                                           SectionPage
    1.   Grant of License                             1

    2.   Support                                      2

    3.   Term 3

    4.   Fee  4

    5.   Ownership of the Product:  Confidentiality   4

    6.   Warranty; Exclusion of Warranties  5

    7.   Hold Harmless and Indemnity   7

    8.   Limitation of Liability  8

    9.   Documentation  8

    10.  Notices   9

    11.  Payment   9

    12.  Modifications to Product 9

    13.  Entire Agreement    10

    14.  Governing  Laws     10

    15.  Invalid Provision   10




    EXHIBITS
    Exhibit A:     Maintenance Agreement

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                              SOFTWARE LICENSE AGREEMENT



    THIS AGREEMENT, entered into as of the _____ day of __________, 199__, is by and between FRIENDLY'S RESTAURANTS FRANCHISE, INC. (hereinafter ("Friendly's") and FRIENDCO RESTAURANTS, INC. hereinafter ("Franchisee").

    This Agreement states the terms, covenants and the conditions under which Friendly's will make available to the Franchisee a proprietary computer program or programs (hereinafter individually and collectively, depending on context, referred to as "Product").

    1. Grant of License. Friendly's has developed, or obtained the rights to use and license Franchisee to use, the Product. Friendly's hereby grants to the Franchisee the non-exclusive, nonassignable, limited right to use the Product on the computer system located at the Franchisee's Restaurant ("Restaurant") located at
______________________________________. The right granted to the Franchisee hereunder is personal in nature and, further, may not be used at a location other than the location stated herein unless and until the Franchise is transferred to a replacement restaurant pursuant to the terms of the Development Agreement or the Franchise Agreement. The Product may not be used for any purpose other than processing the Restaurant's data. The Product shall include both the Fischer Processing System and the Automated

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Labor Scheduling System,  when available.

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    2.   Support.  Friendly's will provide personnel to assist Franchisee with the installation of the Product on Franchisee's computer system at the Restaurant under one of two options to be selected by the franchisee

    a) Friendly's personnel will spend up to five days training the Franchisee's designated training team (not to exceed 4 people) on location at no charge; additional days needed beyond the five days will be billed at reasonable costs and expenses.

    b) Friendly's personnel will develop and execute a comprehensive training plan for the restaurant staff (not to exceed 60 people); this customized and more extensive approach will be billed at an amount mutually agreed to by Friendly's and Franchisee.

    Friendly's will make available to Franchisee certain support services. During the first year of the term of this Agreement, Franchisee agrees to enter into and maintain a software maintenance agreement (attached as Exhibit
 A) with Friendly's covering maintenance, upgrades and enhancements to the Product. Provided that Franchisee has a software maintenance agreement in effect with Friendly's, Friendly's will provide to Franchisee later versions of or enhancements to the Product, and Franchisee agrees to install and use such later versions or enhancements, subject to the terms of this Agreement.
 The software maintenance agreement currently provides for a Six Hundred Dollar ($600.00) annual fee per restaurant and is cancelable on two (2) month's notice to Friendly's and renewal shall

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be at the discretion of Franchisee and Friendly's.  Provided that Franchisee elects to enter into and maintain a software maintenance agreement, the Franchisee may opt to obtain "Help Desk" service for each restaurant franchised by Friendly's to Franchisee at a cost to Franchisee of One Hundred Dollars ($100.00) per month per franchised restaurant.

    3. Term. This Agreement is effective as of the date hereof and shall terminate on the earlier of:

    a) the termination or expiration of the franchise or license agreement for the Restaurant between Friendly's and Franchisee;

    b) the Franchisee's failure to cure any default under this Agreement within thirty (30) days after Franchisee's receipt of written notice of such default; or if such default is not curable within thirty (30) days; Franchisee's failure to commence and diligently pursue such cure within thirty (30) days after written notice; or

    c) Friendly's delivery of notice to Franchisee that further use of the Product is not legally authorized due to the decision of a court of law, government authority or other legal enforcement body.

    Upon termination of this Agreement, Franchisee shall: (i) cease using the Product, (ii) cause the Product to be completely erased from its computer system, including any backup copies, (iii) promptly return each and every Product, including all documentation


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and copies thereof, and (iv) certify within fifteen (15) business days of the termination that the obligations of  this Section 3 have been complied with.

    Franchisee may terminate this Agreement and the license granted hereunder at any time by ceasing to use the Product and otherwise complying with the preceding paragraph.

    4. Fee. The one time license fee for the use of the Product is One Thousand Five Hundred Dollars ($1,500.00), plus a Five Hundred Dollar ($500.00) X Cellnet License fee, per restaurant, which shall be waived for the thirty-four (34) original Franchised Restaurants. The annual software maintenance fee is Six Hundred Dollars ($600.00) per restaurant per year and may be adjusted from time to time. The software maintenance fee shall be waived for the first year for the thirty-four (34) original Franchised Restaurants and any managed restaurants which are converted to Franchised Restaurants pursuant to subparagraph 1B of the Purchase and Sale Agreement dated July 10, 1997. Franchisee is responsible for the acquisition of the required hardware, as outlined in the UFOC, in order to insure that the Product runs properly, and for obtaining an approved hardware maintenance contract in order for Friendly's to perform its obligations pursuant to the software maintenance agreement.

    5. Ownership of the Product: Confidentiality. Friendly's is the owner of the Product, or is otherwise authorized to make available to Franchisee the Product, and warrants that it has full and complete authority to enter into this Agreement with Franchisee.


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    Franchisee acknowledges that the Product is a valuable trade secret of
Friendly's, the author or the owner of the Product. Friendly's, the author or the owner of the Product developed the Product through the expenditure of substantial time, effort and money. Friendly's, the author and the owner of the Product wish to, and Franchisee agrees to, maintain in strict confidence and withhold from disclosure to unauthorized persons any data or information concerning the Product. Franchisee hereby agrees that the Product and any information, knowledge and factual data related to the Product which may be imparted to the Franchisee by Friendly's, the author or the owner of the Product at any time, or from time to time, will not be copied (except one back-up copy of the Product is permitted) or communicated to any third party, except for information required by employees of the Franchisee for use only in performing their duties on behalf of Franchisee and which is to be retained in confidence by such employees. This Agreement creates in the Franchisee a license to obtain and utilize the Product for the limited purposes provided herein, but confers no right, title or interest in or to the Product, which title shall continue to vest solely in Friendly's, the author or owner of the Product.

    6. Warranty; Exclusion of Warranties. Friendly's warrants that the Product will function in accordance with the specifications contained in the Friendly's authored documentation delivered by Friendly's, so long as Franchsee uses a Friendly's-supported version of the Product. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO A WARRANTY BY FRIENDLY'S OF MERCHANTABILITY OF THE PRODUCT OR A WARRANTY OF FITNESS

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FOR A PARTICULAR PURPOSE OF THE PRODUCT.  NEITHER FRIENDLY'S, THE AUTHOR NOR
THE OWNER OF THE PRODUCT WARRANTS THE PERFORMANCE OR RESULTS FRANCHISEE MAY OBTAIN BY USING THE PRODUCT.

    Franchisee hereby acknowledges that Friendly's has made no representations or warranties to Franchisee with respect to the Product inconsistent with those described in materials previously provided to
Franchisee.   All warranties and guarantees, if any, that affect Franchisee's use of the Product are expressly contained herein.

    In the event of significant malfunction of the Product, provided that Franchisee promptly notifies Friendly's thereof, Friendly's will use all commercially reasonable efforts to correct any fault occurring in the Product or replace the Product with a comparable substitute, other than faults caused by the intentional or negligent acts of the Franchisee or Franchisee's employees or independent contractors, or by the malfunction of Franchisee computer system.

    Provided that Franchisee is not in default of this Agreement during the term hereof, Friendly's will defend Franchisee against any claim or suit brought against Franchisee on the basis of a claim that Franchisee's use of the Product infringes third party patent, copyright or other proprietary rights, provided that Friendly's is promptly notified of such claims or suits and Franchisee has given Friendly's full authority, information and assistance in the

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defense thereof.  Friendly's will not be responsible for fees or costs of counsel retained by Franchisee, or for any settlement made without Friendly's written consent.

    Provided that Franchisee is not in default of this Agreement, in the event Friendly's receives notice of Franchisee's alleged infringement of a third party's rights or if Franchisee's use of the Product is prevented by an injunction based on alleged infringement of a third party's rights, Friendly's, may, at its option, (a) obtain the rights to continue using the Product, (b) substitute other suitable software, or (c) modify or obtain modifications to the Product so it is no longer infringing. If none of the above options are reasonably available, in Friendly's discretion, upon written notice from Friendly's, Franchisee shall stop using the Product and comply with Section 3 of this Agreement, in which event Friendly's will refund to Franchisee the license fee paid by Franchisee under this Agreement.

    7. Hold Harmless and Indemnity. Franchisee has read the description of the Product's features and capabilities, and has participated in one or more demonstrations of the Product's capabilities. Franchisee acknowledges that it has exercised its independent judgment in making its decision to acquire the Product and enter this Agreement. Franchisee hereby agrees that it will not pursue a claim of any sort against Friendly's or its officers, directors, partners, employees or representatives, or the author or owner of the Product in the event the Product fails to perform in a manner or produce the results anticipated by Franchisee. Franchisee agrees to indemnify and hold harmless Friendly's, the author and the owner of the Product from any claims, demands, losses and expenses,


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including attorney fees and court costs, including such costs on appeal, from any third party resulting from the actions of Franchisee, its agents or employees which cause or contribute to any loss, destruction, unauthorized access or misappropriation of programs, information or data stored on the computer on which the Product is installed or to which any such computer may have access, except to the extent caused or contributed to by Friendly's, its agents or employees.

    8. Limitation of Liability. In no event shall Friendly's, the author or the owner of the Product be liable, whether based on breach of warranty or contract, in tort or strict liability or otherwise, for (a) any damages arising from performance or nonperformance of the Product, (b) any lost profits, loss of use, or other consequential or incidental damages, even if Friendly's, the author or the owner of the Products have been advised of the possibility of such damage, or (c) any claim against Franchisee by any other party, except as provided for in Section 5 or Section 7 with respect to infringement of the rights of others. In no event shall Friendly's liability to Franchisee for any cause related to this Agreement or the Product exceed the license fee paid by Franchisee to Friendly's pursuant to this Agreement, except as may be provided above.

    9. Documentation. Franchisee will be provided with all necessary documentation by Friendly's, the author or the owner of the Product, which documentation will be required to operate the Product effectively.

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    All material, both written and otherwise, furnished to Franchisee by
Friendly's, the author or the owner of the Product, shall remain the property of the provider of such material, and Franchisee shall save and preserve any such material except those that may be consumed in the normal course of business operations.

    10. Notices. Any notice permitted or required to be given pursuant to this Agreement shall be sent via certified mail, return receipt requested, or overnight courier, or telecopy, to the party intended to receive the same at such address as either party may provide to the other.

    11. Payment. any amounts due hereunder, including the help desk fee, on the same schedule as royalty payments are made pursuant to the Franchise Agreement. All past due amounts are subject to 1.5% per month late fee. Payment of support fees where the second training option is elected under Paragraph 2, are subject to the separate negotiations related to that support option.

    12. Modifications to Product. Franchisee will not modify, amend, add to, decompile, disassemble, reverse engineer or otherwise alter the Product or the menu or menus of the Product without the prior written consent of Friendly's. Franchisee will not alter or remove any copyright notice or other notice of proprietary interest of Friendly's, the author or the owner of the Product.


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    Franchisee shall not use the Product in connection or combination with software not provided or approved  by Friendly's for the Product.

    13. Entire Agreement. This Agreement constitutes the entire understanding of the relationship between the parties with respect to the Product. No prior or contemporaneous representation or agreement outside of this Agreement shall have any effect whatsoever on the terms hereof.

    14.  Governing Laws.   This Agreement shall be governed by and construed
in accordance with the laws of the  State of Delaware.

    15.  Invalid Provision.   If any provision of this Agreement is
determined by a court of competent jurisdiction to be invalid, such provision shall be stricken and the remaining provisions shall be given full force and effect.

    WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.

                   FRIENDLY'S RESTAURANTS
                   FRANCHISE, INC.



                                                             By:
                                                              Its:

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                      FRANCHISEE



                                                             By:
                                                              Its: